UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 26, 2010
Date of Report (Date of earliest event reported)
Actuate Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-24607	94-3193197
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)
2207 Bridgepointe Parkway
Suite 500
San Mateo, California 94404
(Address of principal executive offices)(Zip Code)
(650) 645-3000
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
Set forth below are the results of the matters submitted for a vote of the shareholders at the Company’s 2010 Annual Meeting of Shareholders held on May 26, 2010.
Proposal 1 — Election of Directors
The following five directors were elected to serve until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified.

Directors	Votes For	Votes Withheld	Broker Non-Votes
Peter I. Cittadini	31,959,338	1,458,775	7,100,081
Kenneth E. Marshall	30,628,930	2,789,183	7,100,081
Nicolas C. Nierenberg	30,224,736	3,193,377	7,100,081
Arthur C. Patterson	32,085,686	1,332,427	7,100,081
Steven D. Whiteman	29,895,870	3,522,243	7,100,081
Proposal 2 — Ratification of the Appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.
The shareholders approved the proposal to ratify KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

Votes For	Votes Against	Abstained	Broker Non-Votes
38,805,551	1,686,329	26,314	0

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Actuate Corporation
Date: May 28, 2010	By:	/s/ Peter I. Cittadini
		Name:	Peter I. Cittadini
		Title:	President and Chief Executive Officer